EXHIBIT D

FORM OF AGREEMENT FOR OFFERING COMMONWEALTH GUARANTEED SECURITIES BETWEEN THE COMMONWEALTH, THE RELEVANT ADI AND REPRESENTATIVES OF THE UNDERWRITERS

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SEC registered offering version (shelf)

AGREEMENT FOR OFFERING COMMONWEALTH GUARANTEED SECURITIES

Date:	This Agreement is dated [ ], [ ]

Parties:	The Commonwealth of Australia represented by the Department of the Treasury (“Commonwealth”)

[Name and ABN of Eligible Institution] (“Eligible Institution”)

[Name of underwriter] [Name of underwriter] [Name of underwriter], (the “Underwriters”)

Recitals	A.
The Eligible Institution filed a registration statement on Form [  ] (File No. 333-[  ]) (the “Eligible Institution Registration Statement”), including a base prospectus, dated [  ] (the “Eligible Institution Base Prospectus”), with the United States Securities and Exchange Commission (the “SEC”), under the United States Securities Act of 1933 (the “Securities Act”), relating to the offer and sale from time to time of certain of the Eligible Institution’s debt securities.

B.
Under an Underwriting Agreement dated the date hereof between the Eligible Institution and the Underwriters (the “Underwriting Agreement”), the Eligible Institution has agreed to sell to the Underwriters and the Underwriters have agreed to buy the Eligible Institution’s [  ]% [  ] due [  ] (the “Guaranteed Securities”), to be issued under an indenture dated [  ], between the Eligible Institution and [  ] [as amended and supplemented by a [       ] Supplemental Indenture dated [        ], between the Eligible Institution and [        ]] ([as so supplemented,] the “Indenture”).

C.
In connection with the offering of the Guaranteed Securities, the Eligible Institution has filed with the SEC under Rule 424(b) under the Securities Act a preliminary prospectus, consisting of a preliminary prospectus supplement, dated [  ], 2009, and the Eligible Institution Base Prospectus (collectively, the “Eligible Institution Preliminary Prospectus”).

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D.
In order to promote financial system stability and ensure the continued flow of credit through the economy at a time of heightened turbulence in international capital markets, the Government of the Commonwealth has implemented the Australian Government Guarantee Scheme for Large Deposits and Wholesale Funding (the “Guarantee Scheme”) and has executed a Deed of Guarantee dated November 20, 2008 (the “Deed of Guarantee”) and adopted the Australian Government Guarantee Scheme for Large Deposits and Wholesale Funding Scheme Rules (the “Scheme Rules”) to give effect to the Commonwealth guarantee.

E.
The Eligible Institution intends to apply for Eligibility Certificates (as defined in the Scheme Rules) evidencing the extension of the Guarantee Scheme to the Guaranteed Securities.  The Commonwealth guarantee of the Guaranteed Securities pursuant to the Guarantee Scheme is referred to herein as the “Guarantee”.

F.
The Commonwealth has filed a registration statement on Schedule B (File No. 333-157373), [as amended by Post-Effective Amendment No. [  ] on [  ], 2009], covering issuances from time to time of the Guarantee of debt securities of eligible Australian deposit-taking institutions (the “Commonwealth Registration Statement”), including a base prospectus, dated [  ] (the “Commonwealth Base Prospectus”), with the SEC under the Securities Act.

G.
The Commonwealth has filed with the SEC under Rule 424(b) under the Securities Act a preliminary prospectus, consisting of a preliminary prospectus supplement, dated [  ], 2009, and the Commonwealth Base Prospectus (collectively, the “Commonwealth Preliminary Prospectus”), relating to the issuance of the Guarantee of the Eligible Institution’s Guaranteed Securities.

H.
The “Effective Time” means any date as of which any part of the Commonwealth Registration Statement became, or is deemed to have become, effective under the Securities Act. The “Time of Sale” means [●] [am] [pm] New York City time, corresponding to the time when sales of Guaranteed Securities are first made.

I.	The “Closing Date” means the time and date of the payment by the Underwriters for, and the delivery by the Eligible Institution of, the Guaranteed Securities under the Underwriting Agreement.

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J.	To facilitate the offering of the Guaranteed Securities under the Underwriting Agreement, the parties to this Agreement make the representations, warranties and agreements set forth in this Agreement.

TERMS:

1.	Commonwealth Prospectus and the Eligible Institution Prospectus

(a)           Within 24 hours after the execution of this Agreement, the Commonwealth will provide the Eligible Institution with a form of final prospectus (the “Commonwealth Prospectus”) that complies with the requirements of the Securities Act, and the rules and regulations of the SEC thereunder, relating to the offer and sale of the Guarantee of the Eligible Institution’s Guaranteed Securities and will file the Commonwealth Prospectus with the SEC not later than the close of business on the second business day after the date hereof.

(b)           The Eligible Institution will file with the SEC not later than the close of business on the second business day after the date hereof a final prospectus (the “Eligible Institution Prospectus”), relating to the offer and sale of the Guaranteed Securities in the form delivered or to be delivered to prospective purchasers and purchasers of the Guaranteed Securities and complying with the requirements of the Securities Act.

(c)           Subject to the other terms of this Agreement, in connection with the offering of the Guaranteed Securities by the Eligible Institution, the Commonwealth consents to the Eligible Institution (or its agents including the Underwriters) delivering to prospective purchasers and purchasers of the Guaranteed Securities:

(i)                 the Commonwealth Preliminary Prospectus accompanying or attached to the Eligible Institution Preliminary Prospectus; and

(ii)                 the Commonwealth Prospectus accompanying or attached to the Eligible Institution Prospectus,

provided that if during the period when a prospectus relating to the Guarantee is required to be delivered:

(x)           the SEC issues an order suspending the effectiveness of the Commonwealth Registration Statement or preventing or suspending the use of any Commonwealth Preliminary Prospectus or Commonwealth Prospectus or initiates or threatens any proceeding for that purpose or pursuant to Section 8A of the Securities Act or the Commonwealth receives any notice with respect to any suspension of the qualification of the Guarantee for offer and sale in any jurisdiction by any competent regulatory authority or the initiation or threatening of any proceeding for such purpose by any competent regulatory authority, or

(y)           there occurs any event as a result of which the Secretary of the Treasury believes that the Commonwealth Preliminary Prospectus or the Commonwealth Prospectus as then supplemented or amended includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements, in the light of the circumstances when made, not misleading,

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the Commonwealth will notify the Eligible Institution and the Underwriters of the occurrence of an event described in clause (x) or (y) above and upon notice from the Commonwealth to the Eligible Institution and its Underwriters as to clause (x) or (y) above, the Eligible Institution (and its agents including the Underwriters) shall immediately cease to use such Commonwealth Preliminary Prospectus or Commonwealth Prospectus, as the case may be.

(d)           Any statements regarding the Commonwealth, the Guarantee Scheme or the Guarantee made in connection with any offering of Guaranteed Securities by the Eligible Institution, the Underwriters, or any person acting on behalf of any of them must:

(i)                 be made in circumstances in which it is clear to a reasonable reader that the statements are being made by and are the responsibility of such person and are not being made by and are not the responsibility of the Commonwealth; and

(ii)                 not be inconsistent with the statements in the Commonwealth Prospectus (including the documents incorporated by reference therein).

For the avoidance of doubt, this paragraph (d) does not apply to the delivery to prospective purchasers and purchasers of the Guaranteed Securities of the Commonwealth Preliminary Prospectus or the Commonwealth Prospectus in accordance with this Agreement.

(e)           The Commonwealth represents and agrees that it has not made or used and, unless it obtains the prior consent of the Eligible Institution and the Underwriters, it will not make or use any written communication (as defined in Rule 405 under the Securities Act) relating to the Guarantee that would constitute a "free writing prospectus" as defined in Rule 405 under the Securities Act, required to be filed with the SEC under Rule 433 under the Securities Act.

2.	Representations and warranties of the Commonwealth

The Commonwealth represents and warrants to the Eligible Institution and each of the Underwriters as of the date of this Agreement and as of the Closing Date as follows:

(a)           This Agreement has been duly authorized, executed and delivered by the Commonwealth, and is a legal, valid and binding agreement of the Commonwealth, enforceable against the Commonwealth in accordance with its terms.

(b)           The Deed of Guarantee has been duly authorized, executed and delivered by the Commonwealth and is a legal, valid and binding instrument of the Commonwealth, enforceable against the Commonwealth in accordance with its terms, subject to general principles of equity as to the availability of remedies.

(c)           The obligations of the Commonwealth under the Guarantee are irrevocable and rank equally with other unsecured debts and financial obligations of the Commonwealth.

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(d)           The execution of this Agreement and the Deed of Guarantee and the compliance by the Commonwealth with the applicable provisions of this Agreement and the Deed of Guarantee do not conflict with or result in a breach or violation of any existing Australian law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court in Australia.

(e)           [Post-Effective Amendment No. [  ] to] the Commonwealth Registration Statement has been declared effective under the Securities Act, and no stop order suspending the effectiveness of the Commonwealth Registration Statement is in effect, and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Commonwealth are pending before or threatened by the SEC.

(f)           At the Effective Time, the Commonwealth Registration Statement did not contain and any amendment thereto, as of the date it becomes effective, will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At the Effective Time, the Commonwealth Registration Statement did comply and any amendment thereto, as of the date it becomes effective, will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder. The Commonwealth Prospectus, as of the date of the prospectus supplement comprising a part of the Commonwealth Prospectus, did not and any amendment or supplement to the Commonwealth Prospectus, as of the date of such amendment or supplement, and as of the Closing Date, will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)           The Commonwealth Preliminary Prospectus at the time of filing with the SEC complied in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder, and as of the date of the preliminary prospectus supplement comprising a part of the Commonwealth Preliminary Prospectus did not, and as of the Time of Sale did not, and as of the Closing Date will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.  No SEC order preventing or suspending the use of the Commonwealth Preliminary Prospectus has been issued or any proceeding therefor initiated or threatened by the SEC.

(h)           The statements in the section of the Commonwealth Base Prospectus entitled “The Commonwealth of Australia Guarantee”, insofar as such statements purport to summarize certain provisions of the Deed of Guarantee and the Scheme Rules, fairly summarize such provisions in all material respects.

3.	Representations, warranties and agreements of the Eligible Institution

The Eligible Institution represents and warrants to, and agrees with, the Commonwealth as of the date of this Agreement as follows:

(a)           The Eligible Institution has been duly organized and validly exists under the laws of its jurisdiction of incorporation and has full corporate power and authority to enter into and perform its obligations under this Agreement.

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(b)           This Agreement has been duly authorized, executed and delivered by the Eligible Institution and is a legal, valid and binding agreement of the Eligible Institution, enforceable against the Eligible Institution in accordance with its terms.

(c)           The Guaranteed Securities have been duly authorized by the Eligible Institution and, on the Closing Date, will have been duly executed by the Eligible Institution, and when authenticated and issued in accordance with the provisions of the Indenture and delivered and paid for as provided in the Underwriting Agreement, will constitute legal, valid and binding obligations of the Eligible Institution, entitled to the benefits of the Indenture, enforceable against the Eligible Institution in accordance with their terms, subject, as to the enforcement of remedies, to applicable bankruptcy (including, without limitation, all laws relating to fraudulent transfers), reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity.

(d)           The Eligible Institution will only issue and deliver Guaranteed Securities under the Eligible Institution Prospectus after the Commonwealth has issued an Eligibility Certificate applying to those Guaranteed Securities.

(e)           The Eligible Institution has made no statements in connection with any offering of the Guaranteed Securities regarding the Commonwealth or the Guarantee that are not authorized or permitted by Section 1 of this Agreement.

(f)           The Eligible Institution has delivered or will deliver (or has caused or will cause to be delivered) copies of the Commonwealth Preliminary Prospectus to each Underwriter prior to the Time of Sale.

(g)           The Eligible Institution Registration Statement has been declared effective under the Securities Act, and no stop order suspending the effectiveness of the Eligible Institution Registration Statement is in effect, and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Eligible Institution are pending before or threatened by the SEC.

(h)           The Eligible Institution has not made or used and, unless it obtains the prior consent of the Commonwealth, it will not make or use any written communication (as defined in Rule 405 under the Securities Act) relating to the Guarantee that would constitute a "free writing prospectus" as defined in Rule 405 under the Securities Act, required to be filed with the SEC under Rule 433 under the Securities Act, except that the Eligible Institution (and the Underwriters) may use a preliminary term sheet and a final term sheet describing the terms of the Guaranteed Securities and referring to the Guarantee.

4.	Representations, warranties and agreements of the Underwriters

Each Underwriter severally represents and warrants to, and agrees with, the Commonwealth as of the date of this Agreement as follows:

(a)           The Underwriter has been duly organized and validly exists under the laws of its jurisdiction of incorporation and has full corporate power and authority to enter into and perform its obligations under this Agreement.

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(b)           This Agreement has been duly authorized, executed and delivered by the Underwriter and is a legal, valid and binding agreement of the Underwriter, enforceable against the Underwriter in accordance with its terms.

(c)           The Underwriter has made no statements in connection with the offering of the Guaranteed Securities regarding the Commonwealth or the Guarantee that are not authorized or permitted by Section 1 of this Agreement.

(d)           The Underwriter has not made or used and, unless it obtains the prior consent of the Commonwealth, it will not make or use any written communication (as defined in Rule 405 under the Securities Act) relating to the Guarantee that would constitute a "free writing prospectus" as defined in Rule 405 under the Securities Act, required to be filed with the SEC under Rule 433 under the Securities Act, except that such Underwriter may use a preliminary term sheet and a final term sheet describing the terms of the Guaranteed Securities and referring to the Guarantee.

(e)           The Underwriter has delivered or will deliver a copy of the Commonwealth Preliminary Prospectus to each purchaser of Guaranteed Securities prior to the Time of Sale of such Guaranteed Securities.

5.	Opinions, legal fees, payment of expenses

(a)           On the Closing Date under the Underwriting Agreement, the Commonwealth shall procure the delivery to each Underwriter:

(i)                 by its U.S. counsel of a negative assurance letter with regard to the content of the Commonwealth Registration Statement, the Commonwealth Preliminary Prospectus and the Commonwealth Prospectus and covering such other matters relating to the Commonwealth Registration Statement as are customarily covered by such a letter; and

(ii)                 by its Australian counsel of a validity opinion regarding the Deed of Guarantee.

(b)           Within 28 days of being invoiced by the Commonwealth, the Eligible Institution shall pay the reasonable fees, charges and disbursements of the Commonwealth’s legal counsel in connection with the offering and any amendments to the Commonwealth Registration Statement or supplements to the prospectus that forms part of the Commonwealth Registration Statement since the closing of the most recent offering under the Commonwealth Registration Statement [or if there has been no such offering, since the first date on which the Commonwealth Registration Statement became effective].

(c)           Within 28 days of being invoiced by the Commonwealth, the Eligible Institution shall pay the following expenses unless the Eligible Institution has previously assumed the direct obligation to pay the relevant vendor:

(i)                 expenses relating to the filing with the SEC of any amendments to the Commonwealth Registration Statement (including exhibits) relating to the offering of the Guaranteed Securities; and

(ii)                 expenses relating to the printing and delivery to the Eligible Institution and the Underwriters of such copies of the Commonwealth Preliminary Prospectus, the Commonwealth Prospectus and any supplements thereto as the Eligible Institution may request.

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6.	Application of counter-indemnity

The Eligible Institution agrees that the indemnity provided under the Counter-indemnity deed delivered or to be delivered by it to the Commonwealth in accordance with the Scheme Rules in connection with the Guaranteed Securities will extend to, and to the extent that it does not is hereby extended to, any losses, claims, damages or liabilities to which the Commonwealth may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Eligible Institution Registration Statement, the Eligible Institution Preliminary Prospectus, the Eligible Institution Prospectus or any Eligible Institution free writing prospectus (as defined in Rule 405 under the Securities Act), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading or (ii) any breach of the representation contained in Section 3(e) of this Agreement, and will reimburse the Commonwealth for any legal or other expenses reasonably incurred by the Commonwealth in connection with investigating or defending any such action or claim as such expenses are incurred;  provided, however, that as long as the representation in Section 3(e) of this Agreement is accurate, the Eligible Institution shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Commonwealth Registration Statement, the Commonwealth Preliminary Prospectus, the Commonwealth Prospectus or any free writing prospectus contemplated under Section 1(e) hereof.

7.	Termination

This Agreement may be terminated by the Commonwealth for any reason on 10 days’ written notice to the Eligible Institution and the Underwriters; provided that the Commonwealth will not terminate this Agreement during any period in which an Underwriter has an obligation under the Securities Act and the rules and regulations thereunder to deliver the Commonwealth Prospectus.  Notwithstanding such termination, Sections 5(b), 5(c) and 6 of this Agreement shall remain in effect.

8.	Notices

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Commonwealth shall be directed to The Treasury, Langton Crescent, Parkes ACT 2600, Australia, attention: General Manager, Financial System Division, Telephone + (612) 6263 3974, Facsimile + (612) 6263 3866.  Notices to the Underwriters shall be directed to (i) in the case of [                              ], to [                                                                   ], attention: [                        ], (ii) in the case of [                              ], to [                                                                   ], attention: [                        ], and (iii) in the case of [                              ], to [                                                                   ], attention: [                        ]. Notices to the Eligible Institution shall be directed to [                              ], to [                                                                   ], attention: [                        ]. [NOTE: PLEASE INCLUDE ADDRESS AND FAX NUMBER FOR EACH UNDERWRITER]

9.	Governing law

This Agreement shall be governed by and construed in accordance with the laws of the State of New South Wales.

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Signed for and on behalf of the COMMONWEALTH OF AUSTRALIA represented by the Department of the Treasury by

Name of Signatory	Signature

in the presence of:

Name of witness	Signature of witness

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[Signature blocks of Eligible Institution and Underwriters]